Exhibit 99.14

AMENDED AND RESTATED BYLAWS

OF

AVOCENT CORPORATION

a Delaware Corporation

Effective as of November 2, 2007

AMENDED AND RESTATED BYLAWS OF

AVOCENT CORPORATION

(effective February 20, 2003)

ARTICLE I

CORPORATE OFFICES

1.1           REGISTERED OFFICE

The registered office of Avocent Corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801.  The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

1.2           OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

2.2           ANNUAL MEETING

The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At the meeting, directors shall be elected and any other proper business may be transacted.

2.3           SPECIAL MEETING

A special meeting of the stockholders may be called at any time only by (i) the board of directors, (ii) the chairman of the board, (iii) the president or (iv) the chief executive officer.

If a special meeting is called by any person other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.  If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4           NOTICE OF STOCKHOLDERS’ MEETINGS

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 or Section 12.1 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notice shall specify the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5           ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder.  For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting.  To be timely, such stockholder’s notice must be delivered to or mailed and received by the secretary of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  To be in proper form, a stockholder’s notice to the secretary shall set forth:

(i)                                     the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

(ii)                                  a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

(iii)                               if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)                              such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

(v)                                 if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

2.6           MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any meeting of stockholders shall be given:

(i)                                     if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation; or

(ii)                                  if electronically transmitted, when transmitted as provided in Section 12.1 of these Bylaws.

An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given by mail or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7           QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.8           ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9           VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Sections 2.12 and 2.14 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10         WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by a person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these Bylaws.

2.11         NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

The stockholders of the Corporation may not take action by written consent without a meeting but must take any actions only at a duly called annual or special meeting of stockholders.

2.12         RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.13         PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy by an instrument in writing or by any other transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic or other transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

2.14         LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The stock ledger shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.15         CONDUCT OF BUSINESS

Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

ARTICLE III

DIRECTORS

3.1           POWERS

Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2           NUMBER

The authorized number of directors of the Corporation shall be established from time to time by resolution of the Board of Directors.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3           CLASSES AND ELECTION OF DIRECTORS

The Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively.  Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  At the first annual meeting of stockholders following the date hereof, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years.  At the second annual meeting of stockholders following the date hereof, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years.  At the third annual meeting of stockholders following the date hereof, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.  Each Director, including a Director elected to fill a vacancy, shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

All elections of directors by shareholders shall be by written ballot, unless otherwise provided in the certificate of incorporation.  If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission authorized by the stockholder or proxy holder.

3.4           RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice or by electronic transmission to the Corporation.  Subject to the requirements, if any, set forth in the certificate of incorporation, stockholders may remove directors with or without cause.  Unless otherwise provided in the certificate of incorporation, any vacancy occurring in the board of directors with or without cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director who is being replaced.

Unless otherwise provided in the certificate of incorporation or these Bylaws:

(i)                                     Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)                                  Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5           PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6           REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7           SPECIAL MEETINGS; NOTICE

Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors.

Notice of the time and place of special meetings shall be:

(i)                                     delivered personally by hand, by courier, or by telephone;

(ii)                                  sent by United States first-class mail, postage prepaid;

(iii)                               sent by facsimile; or

(iv)                              sent by electronic mail

directed to each director at that director’s address, telephone number, facsimile number, or electronic mail address, as the case may be, as shown on the records of the Corporation.

If the notice is sent by United States mail, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting.  If the notice is (i) delivered personally by hand, by courier, or by telephone, (ii) sent by facsimile, or (iii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.8           QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

3.9           WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by a person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these Bylaws.

3.10         ADJOURNED MEETING; NOTICE

If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11         CONDUCT OF BUSINESS

Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the chief executive officer, or in their absence by a chairman chosen at the meeting.  The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of any meeting shall determine the order of business and the procedures at the meeting.

3.12         BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13         FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14         REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, any director or the entire board of directors may only be removed pursuant to the provisions set forth in the certificate of incorporation.  If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Article 3.14 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

ARTICLE IV

COMMITTEES

4.1           COMMITTEES OF DIRECTORS

The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolutions of the board of directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopt, approve or repeal the Bylaws of the Corporation.

4.2           COMMITTEE MINUTES

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3           MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), Section 3.10 (adjournment and notice of adjournment), Section 3.11 (conduct of business) and 3.12 (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

OFFICERS

5.1           OFFICERS

The officers of the Corporation shall be a chief executive officer, one or more vice presidents, a secretary and a chief financial officer.  The Corporation may also have, at the discretion of the board of directors, a chairman of the board, a president, a chief operating officer, one or more executive, senior or assistant vice presidents, assistant secretaries and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these Bylaws.  Any number of offices may be held by the same person.

5.2           APPOINTMENT OF OFFICERS

Except as otherwise provided in this Section 5.2, the officers of the Corporation shall be appointed by the board of directors, subject to the rights, if any, of an officer under any contract of employment.  The board of directors may appoint, or empower an officer to appoint, such officers and agents of the business as the Corporation may require (whether or not such officer or agent is described in this Article V), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.  Any vacancy occurring in any office of the Corporation shall be filled by the board of directors or may be filled by the officer, if any, who appointed such officer.

5.3           REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors or, in the case of an officer appointed by another officer, by such other officer.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.4           CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to the chairman by the board of directors or as may be prescribed by these Bylaws.  If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.5 of these Bylaws.

5.5           CHIEF EXECUTIVE OFFICER

The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation.  He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board at all meetings of the Board of Directors.  He or she shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

5.6           PRESIDENT

Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the president shall have general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.  In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

5.7           VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.  The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chief executive officer or the chairman of the board.

5.8           SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws.  He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

5.9           CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the board of directors.  He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

5.10         ASSISTANT SECRETARY

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.11         AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE VI

INDEMNITY

6.1           THIRD PARTY ACTIONS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation to procure a judgement in its favor) by reason of the fact that such person is or was director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

6.2           ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

6.3           SUCCESSFUL DEFENSE

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

6.4           DETERMINATION OF CONDUCT

Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2.  Such determination shall be made (1) by the board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

6.5           PAYMENT OF EXPENSES IN ADVANCE

Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

6.6           INDEMNITY NOT EXCLUSIVE

The indemnification and advancement of expenses provided or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another while holding such office.

6.7           INSURANCE INDEMNIFICATION

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

6.8           THE CORPORATION

For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation the provisions of Section 6.4) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

6.9           EMPLOYEE BENEFIT PLANS

For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

6.10         CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

The indemnification and advanced of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

RECORDS AND REPORTS

7.1           MAINTENANCE AND INSPECTION OF RECORDS

The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

7.2           INSPECTION BY DIRECTORS

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director.  The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought.  The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3           REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The chairman of the board, the chief executive officer, any vice president, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the board of directors or the chief executive officer or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII

GENERAL MATTERS

8.1           CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2           EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3           STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of a corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4           SPECIAL DESIGNATION ON CERTIFICATES

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5           LOST CERTIFICATES

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time.  The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6           CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a Corporation and a natural person.

8.7           DIVIDENDS

The directors of the Corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware.  Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

8.8           FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9           SEAL

The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10         TRANSFER OF STOCK

Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.  .

8.11         STOCK TRANSFER AGREEMENTS

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.12         REGISTERED STOCKHOLDERS

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

AMENDMENTS

The original or other Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors.  The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

ARTICLE X

DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the Corporation that the Corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution.  If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware.  Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved.

ARTICLE XI

CUSTODIAN

11.1         APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

(i)                                     at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

(ii)                                  the business of the Corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

(iii)                               the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2         DUTIES OF CUSTODIAN

The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

ARTICLE XII

NOTICE BY ELECTRONIC TRANSMISSION

12.1         NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the General Corporation Law of Delaware, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of Delaware, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if:

(i)                                     the Corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(ii)                                  such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(i)                                     if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(ii)                                  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(iii)                               if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(iv)                              if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

12.2         DEFINITION OF ELECTRONIC TRANSMISSION

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

12.3         INAPPLICABILITY

Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the General Corporation Law of Delaware.